CERTIFICATE OF AMENDMENT
                       OF THE ARTICLES OF INCORPORATION OF
                             WATKINS-JOHNSON COMPANY

         W. Keith Kennedy, Jr. and Darryl Quan hereby certify as follows:

         1. They are the President and Chief Executive Officer and Assistant Secretary, respectively, of Watkins-Johnson Company, a California corporation (the "Corporation");

         2. Article SIXTH of the Articles of Incorporation of this Corporation is hereby amended in full to read as follows:

         "SIXTH: Intentionally Omitted."

         3. The foregoing amendment of the Articles of Incorporation has been duly approved by the board of directors of the Corporation.

         4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders of the Corporation in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation entitled to vote on this matter as of March 10, 1999 (the record date for the Corporation's Annual Meeting) was 6,562,688 shares of common stock. The number of shares of common stock voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 80% of the voting power of the Corporation.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Executed this 11th day of June, 1999.


                                           /s/ W. Keith Kennedy, Jr.
                                           -------------------------------------
                                           W. Keith Kennedy, Jr., President
                                           and Chief Executive Officer

                                           /s/ Darryl Quan
                                           -------------------------------------
                                           Darryl Quan, Assistant Secretary